Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (No. 333-155194) of AerCap Holdings N.V. of our report dated March 23, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of AerCap Holdings N.V., which appears in this Form 20-F.

/s/ P.C. Dams RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
March 23, 2011